UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2025

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On June 26, 2025, the Evofem Biosciences, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (“SPA”) with Aditxt, Inc., a Delaware Corporation (“Aditxt”) providing for the sale and issuance of senior subordinated convertible notes due in the aggregate original principal amount of $1,423,076.92 (the “Notes”) and warrants to purchase an aggregate of 92,407,592 shares (the “Warrants”) of common stock the Company, par value $0.0001 (the “Common Stock”) (collectively, the “Offering”).

The Offering closed on June 26, 2025 (the “Closing Date”) and, as a result, the Company issued Notes in an aggregate principal amount of $1,423,076.92 and Warrants to purchase 92,407,592 shares of Common Stock. Aditxt paid approximately $650 for each $1,000 of the principal amount of Notes and Warrants. The net proceeds after the offering costs to the Company from the Offering were approximately $925,000.

The Company may not effect the conversion or the exercise of the Notes and/or Warrants, and the applicable holder will not be entitled to convert or exercise any portion of any such Notes and/or Warrants, which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Notes and/or Warrants (together with its affiliates) to exceed 9.99% of the total Common Stock issued and outstanding immediately after giving effect to the conversion or exercise, as such percentage ownership is determined in accordance with the terms of such Notes and/or Warrants.

Warrants

The Warrants are exercisable into shares of Common Stock at an exercise price of $0.0154 per share (“Exercise Price”) and allow for cashless exercise. The Warrants are immediately exercisable and expire on the fifth (5th) anniversary date from the Issuance Date.

Notes

The Notes will be the senior subordinate obligations of the Company and not the financial obligations of our subsidiaries. The principal amount of the Notes accrue interest at a rate of 8% per annum (the “Interest Rate”), which will adjust to 12% upon an Event of Default (the “Default Rate”). The Notes are convertible at a conversion price of $0.0154 per share, subject to adjustment as described therein. Unless earlier converted or redeemed, the Notes will mature on June 26, 2028, (the “Maturity Date”), subject to the right of the investor to extend the date:

(i) if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes) and

(ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

The Company is required to pay a late charge of 12% per annum (“Late Charges”) on any amount of principal or other amounts that are not paid when due. The Company is required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest, and accrued and unpaid Late Charges on such principal and interest, if any.

Beneficial Ownership Limitation on Conversion

The Notes may not be converted and shares of Common Stock may not be issued under Notes if, after giving effect to the conversion or issuance, the applicable holder of Notes (together with its affiliates, if any) would beneficially own in excess of 9.99% of our outstanding shares of Common Stock, which we refer to herein as the “Note Blocker”.

Fundamental Transactions

The Notes prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we are (or our successor is) a public company that assumes in writing all of our obligations under the Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at the greater of the product of the 25% redemption premium multiplied by (i) the conversion amount to be redeemed, (ii) the product of the conversion amount to be redeemed multiplied by the equity value of our Common Stock underlying the Notes and (iii) the product of the conversion amount to be redeemed multiplied by the equity value of the change of control consideration payable to the holder of our Common Stock underlying the Notes.

The equity value of our Common Stock underlying the Notes is calculated using the greatest closing sale price of our Common Stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our Common Stock underlying the Notes is calculated using the aggregate cash consideration per share of our Common Stock to be paid to the holders of our Common Stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

○	All payments under the Notes shall be made pari passu with all other Notes and shall be senior to all other Indebtedness other than Permitted Senior Indebtedness and Permitted Indebtedness secured by Permitted Liens.

○	we and our subsidiaries will not initially (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

○	we and our subsidiaries will not initially (directly or indirectly) will not incur any liens, except for permitted liens;

○	we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

○	we and our subsidiaries will not redeem, repurchase, or pay any dividend or distribution on our respective capital stock;

○	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes; and

○	we will maintain engagement with an independent auditor to audit our financial statements that is registered with the Public Company Accounting Oversight Board.

Events of Default

The Notes contain standard and customary events of default including but not limited: (i) the suspension of our Common Stock from trading on the Eligible Market; (ii) the failure to cure a Conversion Failure (as defined therein); (iii) failure to make payments when due under the Notes; (iv) bankruptcy or insolvency of the Company; and/or (v) the occurrence of default under redemption or acceleration prior to Maturity of an aggregate $100,000 of Indebtedness (as defined therein).

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and Late Charges thereon), in cash, at the greater of a 125% redemption premium multiplied by the conversion amount to be redeemed, and solely with respect to certain events of the default, the equity value of our Common Stock underlying the Notes.

The equity value of our Common Stock underlying the Notes is calculated using the greatest closing sale price of our Common Stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Subsequent Placement Optional Redemption Rights

At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of a Subsequent Placement (as defined in the Securities Purchase Agreement) (the “Holder Notice Date”) and (y) the time of consummation of a Subsequent Placement (in each case, other than with respect to Excluded Securities (as defined in the SPA)) (each, an “Eligible Subsequent Placement”), so long as No Permitted Senior Indebtedness remains outstanding or undefeased (unless the Company has obtained the prior written consent of such holders of Permitted Senior Indebtedness) (the “Senior Debt Condition”), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Subsequent Placement Optional Redemption”) all, or any portion, of the Conversion Amount under this Note not in excess of (together with any Subsequent Placement Optional Redemption Amount (as defined in the applicable other Note of the Holder) of any other Notes of the Holder) the Holder’s Holder Pro Rata Amount of 25% of the gross proceeds of such Eligible Subsequent Placement (the “Eligible Subsequent Placement Optional Redemption Amount”).

Asset Sale Optional Redemption

At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of an Asset Sale (including any insurance and condemnation proceeds thereof) and (y) the time of consummation of an Asset Sale (other than sales of inventory and product in the ordinary course of business and amounts reinvested in assets to be used in the Company’s business within 12 months of the date of consummation of such Asset Sale) (each, an “Eligible Asset Sale”), subject to the satisfaction of the Senior Debt Condition, the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Asset Sale Optional Redemption”) all, or any portion, of the Conversion Amount under this Note not in excess of (together with any Asset Sale Optional Redemption Amount (as defined in the applicable other Note of the Holder) of any other Notes of the Holder) the Holder’s Holder Pro Rata Amount of 100% of the net proceeds (including any insurance and condemnation proceeds with respect thereto, but excluding legal and investment banking reasonable fees and expenses) of such Eligible Asset Sale (the “Eligible Asset Sale Optional Redemption Amount”) by delivering written notice thereof (an “Asset Sale Optional Redemption Notice”) to the Company.

The Notes will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Item 3.02 Unregistered Sale of Equity Securities

The information disclosed in item 1.01 of this Current Report on Form 8-K is incorporated into this 3.02 to the extent required.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Form of Senior Subordinated Convertible Note
10.3	Form of Warrant
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: July 2, 2025	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer